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                                                              EXECUTION

UNCONDITIONAL GUARANTY
                                                       December 5, 1997
EMCORE Corporation
394 Elizabeth Avenue
Somerset, New Jersey 08873
(Individually and collectively "Borrower")

MicroOptical Devices, Inc.
5601-C Midway Park Place, N.E.
Alburquerque, NM  87019
(Individually and collectively "Guarantor")

First Union National Bank
1889 Highway 27
Edison, New Jersey 08817
(Hereinafter referred to as "Bank")

To induce Bank to make, extend or renew loans, advances, credit, or other financial accommodations to or for the benefit of Borrower, and in consideration of loans, advances, credit, or other financial accommodations made, extended or renewed to or for the benefit of Borrower, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Bank and its successors, assigns and affiliates the timely payment and performance of all liabilities and obligations of Borrower to Bank and its affiliates, including, but not limited to, all obligations under any notes, loan agreements, security agreements, letters of credit, swap agreements (as defined in 11 U.S. Code ss.
101), instruments, accounts receivable, contracts, drafts, leases, chattel paper, indemnities, acceptances, repurchase agreements, overdrafts, and the Loan Documents defined below, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or acquired, and all modifications, extensions or renewals thereof, including without limitation all principal, interest, charges, and costs and expenses incurred thereunder (including attorneys' fees and other costs of collection incurred, regardless of whether suit is commenced) (collectively, the "Guaranteed Obligations").

Guarantor further covenants and agrees:

GUARANTOR'S LIABILITY. This Guaranty is a continuing and unconditional guaranty of payment and performance and not of collection. The parties to this Guaranty are jointly and severally obligated hereunder. This Guaranty does not impose any obligation on Bank to extend or continue to extend credit or otherwise deal with Borrower at any subsequent time. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded, avoided or for any other reason must be returned by Bank, and the returned payment shall remain payable as part of the Guaranteed Obligations, all as though such payment had not been made. Except to the extent the provisions of this Guaranty give the Bank additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to Bank by Guarantor; and the obligations guaranteed hereby shall be in addition to any other obligations guaranteed by Guarantor pursuant to any other agreement of guaranty given to Bank and other guaranties of the Guaranteed Obligations.

TERMINATION OF GUARANTY. Guarantor may terminate this Guaranty by written notice, delivered personally to or received by certified or registered United States Mail by an authorized officer of the Bank at the address for notices provided herein. Such termination shall be effective with respect to Guaranteed Obligations arising more than 15 days after the date such written notice is received by said Bank officer. Guarantor may not terminate this Guaranty as to Guaranteed Obligations (including any subsequent extensions, modifications or compromises of the Guaranteed Obligations) then existing, or to Guaranteed Obligations arising subsequent to receipt by Bank of said notice if such Guaranteed Obligations are a result of Bank's obligation to make advances pursuant to a commitment entered into prior to expiration of the 15 day notice period, or are a result of advances which are necessary for Bank to protect its collateral or otherwise preserve its interests. Termination of this Guaranty by any single Guarantor will not affect the existing and continuing obligations of any other guarantor hereunder.

APPLICATION OF PAYMENTS, BANK LIEN AND SET-OFF. Monies received from any source by Bank for application toward payment of the Guaranteed Obligations may be applied to such Guaranteed Obligations in any manner or order deemed appropriate by Bank. Except as prohibited by law, Guarantor grants Bank a security interest in all of Guarantor's accounts maintained with Bank and any of its affiliates (collectively, the "Accounts"). If a Default occurs, Bank is authorized to exercise its right of set-off or to foreclose its lien against any obligation of Bank to Guarantor including, without limitation, all Accounts or any other debt of any maturity, without notice.

CONSENT TO MODIFICATIONS. Guarantor CONSENTS AND AGREES THAT BANK MAY FROM TIME TO TIME, IN ITS SOLE DISCRETION, WITHOUT AFFECTING, IMPAIRING, LESSENING OR RELEASING THE OBLIGATIONS OF THE GUARANTOR HEREUNDER: (a) extend or modify the time, manner, place or terms of payment or performance and/or otherwise change or modify the credit terms of the Guaranteed Obligations; (b) increase, renew, or enter into a novation of the Guaranteed Obligations; (c) waive or consent to the departure from terms of the Guaranteed Obligations; (d) permit any change in the business or other dealings and relations of Borrower or any other guarantor with Bank; (e) proceed against, exchange, release, realize upon, or otherwise deal with in any manner any collateral that is or may be held by Bank in connection with the Guaranteed Obligations or any liabilities or obligations of Guarantor; and (f) proceed against, settle, release, or compromise with Borrower, any insurance carrier, or any other person or entity liable as to any part of the Guaranteed Obligations, and/or subordinate the payment of any part of the Guaranteed Obligations to the payment of any other obligations, which may at any time be due or owing to Bank; all in such manner and upon such terms as Bank may deem appropriate, and without notice to or further consent from Guarantor. No invalidity, irregularity, discharge or unenforceability of, or action or omission by Bank relating to any part of, the Guaranteed Obligations or any security therefor shall affect or impair this Guaranty.

WAIVERS AND ACKNOWLEDGMENTS. Guarantor WAIVES AND RELEASES THE FOLLOWING RIGHTS, DEMANDS, AND DEFENSES Guarantor may have with respect to Bank and collection of the Guaranteed Obligations: (a) promptness and diligence in collection of any of the Guaranteed Obligations from Borrower or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Guaranteed Obligations; (b) any law or statute that requires that Bank make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against Guarantor with respect to the Guaranteed Obligations, including any such rights Guarantor might otherwise have had under Va. Code ss.ss. 49-25 and 49-26, et seq., N.C.G.S. ss.ss. 26-7, et seq., Tenn. Code Ann. ss. 47-12-101, O.C.G.A. ss. 10-7-24 (and any successor statute) and any other applicable law; (c) any law or statute that requires that Borrower or any other person be joined in, notified of or made part of any action against Guarantor; (d) that Bank preserve, insure or perfect any security interest in collateral or sell or dispose of collateral in a particular manner or at a particular time; (e) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, of any new transactions or other relationships between Bank, Borrower and/or any guarantor, and of changes in the financial condition of, ownership of, or business structure of Borrower or any other guarantor; (f) presentment, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind whatsoever; (g) the right to assert against Bank any defense (legal or equitable), set-off, counterclaim, or claim that Guarantor may have at any time against Borrower or any other party liable to Bank; (h) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of Bank's lien on any collateral, of the Loan Documents,

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or of any other guaranties held by Bank; (i) any claim or defense that acceleration of maturity of the Guaranteed Obligations is stayed against Guarantor because of the stay of assertion or of acceleration of claims against any other person or entity for any reason including the bankruptcy or insolvency of that person or entity; and (j) the benefit of any exemption claimed by Guarantor. Guarantor acknowledges and represents that it has relied upon its own due diligence in making its own independent appraisal of Borrower, Borrower's business affairs and financial condition, and any collateral; Guarantor will continue to be responsible for making its own independent appraisal of such matters; and Guarantor has not relied upon and will not hereafter rely upon Bank for information regarding Borrower or any collateral.

FINANCIAL CONDITION. Guarantor warrants, represents and covenants to Bank that on and after the date hereof: (a) the fair saleable value of Guarantor's assets exceeds its liabilities, Guarantor is meeting its current liabilities as they mature, and Guarantor is and shall remain solvent; (b) all financial statements of Guarantor furnished to Bank are correct and accurately reflect the financial condition of Guarantor as of the respective dates thereof; (c) since the date of such financial statements, there has not occurred a material adverse change in the financial condition of Guarantor; and (d) there are not now pending any court or administrative proceedings or undischarged judgments against Guarantor, no federal or state tax liens have been filed or threatened against Guarantor, and Guarantor is not in default or claimed default under any agreement.

INTEREST. Regardless of any other provision of this Guaranty or other Loan Documents, if for any reason the effective interest on any of the Guaranteed Obligations should exceed the maximum lawful interest, the effective interest shall be deemed reduced to and shall be such maximum lawful interest, and any sums of interest which have been collected in excess of such maximum lawful interest shall be applied as a credit against the unpaid principal balance of the Guaranteed Obligations.

DEFAULT. If any of the following events occur, a default ("Default") under this Guaranty shall exist: (a) Failure of timely payment or performance of the Guaranteed Obligations or a default or any Event of Default (as such term is defined in the applicable Loan Document) under any Loan Document; (b) A breach of any agreement or representation contained or referred to in the Guaranty, or any of the Loan Documents, or contained in any other contract or agreement of Guarantor with Bank or its affiliates, whether now existing or hereafter arising; (c) The dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or the commencement of any insolvency or bankruptcy proceeding by or against, Guarantor or any general partner of or the holder(s) of the majority ownership interests of Guarantor; and/or (d) The entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Guarantor.

If a Default occurs, the Guaranteed Obligations shall be due immediately and payable without notice. Guarantor shall pay interest on the Guaranteed Obligations from such Default at the highest rate of interest charged on any of the Guaranteed Obligations.

ATTORNEY'S FEES AND OTHER COSTS OF COLLECTION. Guarantor shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Guaranteed Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any suit, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

SUBORDINATION OF OTHER DEBTS. Guarantor agrees: (a) to subordinate the obligations now or hereafter owed by Borrower to Guarantor ("Subordinated Debt") to any and all obligations of Borrower to Bank now or hereafter existing while this Guaranty is in effect, provided however that Guarantor may receive regularly scheduled principal and interest payments on the Subordinated Debt so long as (i) all sums due and payable by Borrower to Bank have been paid in full on or prior to such date, and (ii) no event or condition which constitutes or which with notice or the lapse or time would constitute an event of default with respect to the

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Guaranteed Obligations, shall be continuing on or as of the payment date; (b)
Guarantor will place a legend indicating such subordination on every note, ledger page or other document evidencing any part of the Subordinated Debt; and
(c) except as permitted by this paragraph, Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Bank by Guarantor, properly endorsed to the order of Bank, to apply to the Guaranteed Obligations.

MISCELLANEOUS. (a) ASSIGNMENT. This Guaranty and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Guaranty and other Loan Documents are freely assignable, in whole or in part, by Bank. Any assignment shall not release Guarantor from the Guaranteed Obligations. (b) APPLICABLE LAW; CONFLICT BETWEEN DOCUMENTS. This Guaranty and other Loan Documents shall be governed by and construed under the laws of the state in which office of Bank first shown above is located without regard to that state's conflict of laws principles. If the terms of this Guaranty should conflict with the terms of any commitment letter that survives closing, the terms of this Guaranty shall control. (c) JURISDICTION. Guarantor irrevocably agrees to non-exclusive personal jurisdiction in the state in which the office of Bank first shown above is located. (d) SEVERABILITY. If any provision of this Guaranty or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or other document. (e) NOTICES. Any notices to Guarantor shall be sufficiently given, if in writing and mailed or delivered to the Guarantor's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Guarantor changes Guarantor's address at any time prior to the date the Guaranteed Obligations are paid in full, Guarantor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (f) PLURAL; CAPTIONS. All references in the Loan Documents to borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. (g) BINDING CONTRACT. Guarantor by execution of and Bank by acceptance of this Guaranty agree that each party is bound to all terms and provisions of this Guaranty. (h) AMENDMENTS, WAIVERS AND REMEDIES. No waivers, amendments or modifications of this Guaranty and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or privilege granted pursuant to this Guaranty and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. All remedies available to Bank with respect to this Guaranty and other Loan Documents and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively. (i) PARTNERSHIPS. If Guarantor is a partnership, the obligations, liabilities and agreements on the part of Guarantor shall remain in full force and effect and fully applicable notwithstanding any changes in the individuals comprising the partnership. The term "Guarantor" includes any altered or successive partnerships, and predecessor partnership(s) and the partners shall not be released from any obligations or liabilities hereunder. (j) LOAN DOCUMENTS. The term "Loan Documents" refers to all documents executed in connection with the Guaranteed Obligations, including, without limitation, the Revolving Loan and Security Agreement dated as of March 31,1997 ("Loan Agreement") between the Borrower and the Bank together with all of the "Loan Documents" (as such term is defined in the Loan Agreement) and may include, without limitation, commitment letters that survive closing, loan agreements, other guaranty agreements, security agreements, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, letters of credit and any amendments or supplements (excluding swap agreements as defined in 11 U.S. Code ss. 101).

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FINANCIAL AND OTHER INFORMATION. In addition to the other covenants set forth herein and the other Loan Documents, Guarantor shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Guarantor's financial condition. Such information shall be true, complete, and accurate.

SECURITY. Guarantor has granted Bank a security interest in the collateral described in the Loan Documents, including, but not limited to, personal property collateral described in that certain Security Agreement dated the date hereof.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty and other Loan Documents ("Disputes") between or among parties to this Guaranty shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Guaranty.

Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, Bank and Guarantor agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Guarantor shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Guarantor and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

GUARANTOR'S REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that:

         (i) the assumption by the Guarantor of its liabilities and obligations hereunder will result in material benefits to the Guarantor;

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         (ii) this Guaranty when executed and delivered by the Guarantor will constitute a legal, valid and binding obligation on his or her part, enforceable against the Guarantor in accordance with its terms, subject, as to enforcement of remedies only, to any applicable bankruptcy, insolvency, moratorium or similar laws of general application at the time in effect and general principles of equity;

         (iii) the Guarantor has good and marketable title to all of the Guarantor's properties and assets listed in the most recent financial statements delivered to the Lender on or prior to the date hereof (except as otherwise expressly described in said financial statements, and except those properties and assets disposed of since the date of said financial statements in the ordinary course of business);

         (iv) neither the execution and delivery of this Guaranty or any other document, agreement, certificate and instrument to which the Guarantor is a party or by which the Guarantor is bound, nor the consummation of the transactions contemplated under the Loan Documents, nor the compliance with or performance of the terms and conditions herein or therein will result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Guarantor, except as permitted in or anticipated by this Guaranty and the other Loan Documents, nor is prevented by, limited by, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (a) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which the Guarantor is a party or by which the Guarantor or its properties are bound, or (b) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or governmental authority to which the Guarantor is subject;

         (v) the Guarantor is not a party to any action, suit, proceeding, inquiry, hearing or investigation pending, or within the best of the Guarantor's knowledge, after due inquiry and investigation, threatened, in any court of law or in equity, or before or by any governmental authority wherein there is a reasonable probability that an unfavorable determination, decision, decree, ruling or finding would (a) result in any material adverse change in the business, assets, liabilities, financial condition, properties or operations of the Guarantor, (b) materially adversely affect the transactions contemplated by this Guaranty and the other Loan Documents or the Guarantor's ability to perform its obligations hereunder, or (c) adversely affect the validity or enforceability of this Agreement of Guaranty;

         (vi) the Guarantor is not in violation of or default with respect to any law, rule, regulation, order, writ, injunction, decree or demand of any court, governmental authority, commission, board, agency or instrumentality;

         (vii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with any governmental authority which are required in connection with the valid execution and delivery of this Guaranty by the Guarantor and the other Loan Documents to which it is a party, and the carrying out or performance of any of the transactions required or contemplated hereunder to be performed by the Guarantor have been obtained or accomplished and are in full force and effect; and

         (viii) the Guarantor has duly filed or caused to be filed all federal, state and municipal tax reports and returns which are required to be filed by it, and has paid or made adequate provision for the payment of, all taxes, assessments, fees and other governmental charges which have become due pursuant to said returns, or otherwise pursuant to any assessment received by the Guarantor, except such taxes, if any, as are being contested in good faith by the Guarantor by appropriate proceedings (provided that such contest shall not result in a lien being placed on any of the Guarantor's properties or assets or result in any of the Guarantor's properties or assets being subject to loss or forfeiture as a result of nonpayment during the continuance of such contest) and for which the Guarantor has maintained adequate reserves.

GUARANTOR'S COVENANTS. Guarantor covenants and agrees that so long as this Guaranty is in full force and effect it shall comply with all of the covenants set forth in SECTION 10 of the Loan Agreement as they

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apply to the Guarantor and the Subsidiaries of Borrower (collectively, the
"Loan Covenants"). All of such Loan Covenants are deemed incorporated herein in their entirety as if fully and completely set forth herein except that all references to "Borrower" therein are hereby deemed references to the Guarantor.

This Guaranty shall automatically be deemed effective and in full force and effect upon the occurrence of the "Effective Time" (as such term is defined in the Agreement and Plan of Merger dated December 5, 1997 among the Borrower, EMKR Acquisition Corporation, the Guarantor and the principal stockholders of the Guarantor).

IN WITNESS WHEREOF, Guarantor, on the day and year first written above, has caused this Unconditional Guaranty to be executed under seal.


                           MICROOPTICAL DEVICES, INC.



             By:       /s/ Reuben F. Richards, Jr.
                 _______________________________________
                    Name:  Reuben F. Richards, Jr.
                    Title: President & CEO



                                     PAGE 7